EXHIBIT 99.1

               [INDEPENDENCE COMMUNITY BANK CORP. LETTERHEAD]



                                                                 PRESS RELEASE
______________________________________________________________________________



                    INDEPENDENCE COMMUNITY BANK CORP.
                ANNOUNCES CHANGE IN FISCAL YEAR, DATES FOR
                         STOCKHOLDER SUBMISSIONS


BROOKLYN, N.Y.- October 1, 2001 - Independence Community Bank Corp. (NASDAQ
ICBC), announced today that its Board of Directors at its meeting on September 28, 2001 determined to change the Company's fiscal year-end from March 31 to December 31, effective December 31, 2001. The Company will file a Form 10-K for the transition period March 31, 2001 to December 31, 2001. In connection with the change in fiscal year, the Company amended its bylaws to change the deadline for submitting stockholder proposals and director nominations for the annual meeting to be held in 2002 from February 22, 2002 to December 31, 2001. In addition, proposals which stockholders wish to be included in the Company's proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 for the annual meeting in 2002 must be submitted by December 31, 2001 as well. The Company currently anticipates that the annual meeting for 2002 will be held in May 2002.

Independence Community Bank Corp. is the holding company for Independence Community Bank. The Bank, originally chartered in 1850, currently operates 69 full service branches located in the greater New York City metropolitan area, which includes the five boroughs of New York City, Nassau County and northern New Jersey. The Bank has three key business divisions: Commercial Real Estate Lending, Consumer Banking, and Business Banking. The Bank maintains its community orientation by offering the urban, ethnically diverse communities in which it operates a wide range of financial products and by emphasizing customer service, superior value and convenience. The Bank's web address is http://www.icbny.com.












______________________________________________________________________________
Contacts:

          Kathleen Hanrahan
          First Vice President
          718-722-5435

          John B. Zurell
          Chief Financial Officer
          718-722-5420